Exhibit 99.2

LEXICON PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

The unaudited consolidated pro forma financial information should be read in conjunction with the Current Report on Form 8-K of Lexicon Pharmaceuticals, Inc. (the "Company") filed with the Securities and Exchange Commission on September 11, 2020, reporting the disposition of the Company's XERMELO® (telotristat ethyl) product and related assets; the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2020.

The unaudited consolidated pro forma financial information is not necessarily indicative of what the Company’s actual results of operations would have been had the transaction been consummated on the date indicated, nor does it purport to represent the Company’s results of operations or financial position for any future period. The pro forma results of operations for the periods ended December 31, 2019 and June 30, 2020 are not necessarily indicative of the operating results for these periods. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only.

On September 8, 2020, the Company completed the previously announced sale (the "Transaction") of its XERMELO® (telotristat ethyl) product and related assets for an aggregate upfront purchase price of approximately $160.4 million, including the book value of inventory, subject to working capital and other adjustments set forth in the Purchase and Sale Agreement. The Transaction is considered a significant disposition for purposes of Item 2.01 of Form 8-K. The estimated gain is reflected in the unaudited pro forma consolidated balance sheet within accumulated deficit. The estimated gain is not reflected in the unaudited pro forma condensed consolidated statements of income (loss) as there is no continuing impact of the gain on the Company's operating results.

In connection with the closing of the Transaction, the Company repaid its term borrowings of $150,000,000 ("Term Notes") with BioPharma Credit PLC, as collateral agent and a lender, and BioPharma Credit Investments IV Sub LP, as a lender.

The pro forma balance sheet as of June 30, 2020 presents consolidated financial information as if the Transaction and repayment of the Term Notes had taken place on June 30, 2020. The pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2019 and the six-months ended June 30, 2020 present the pro forma results of operations as if the Transaction had taken place as of January 1, 2019.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2020

	As Reported	Disposition of XERMELO		Repayment of Term Notes		Pro Forma
(In thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$86,943	$155,308	(1)	$(162,656)	(4)	$79,595
Short-term investments	114,923	—		—		114,923
Accounts receivable, net	30,876	(3,087)	(2)	—		27,789
Inventory	3,989	(3,989)	(2)	—		—
Prepaid expenses and other current assets	9,461	(2,936)	(2)	—		6,525
Total current assets	246,192	145,296		(162,656)		228,832

Property, plant and equipment	74,884	—		—		74,884
Accumulated depreciation and amortization	(63,360)	—		—		(63,360)
Net property, plant and equipment	11,524	—		—		11,524
Goodwill	44,543	—		—		44,543
Other intangible assets	24,719	(24,719)	(2)	—		—
Accumulated amortization	(5,886)	5,886	(2)	—		—
Net other intangible assets	18,833	(18,833)		—		—
Other assets, net	1,448	—		—		1,448
Total assets	$322,540	$126,463		$(162,656)		$286,347

Liabilities and Equity
Current liabilities:
Accounts payable	$29,763	$(2,648)	(2)	$(3,413)	(4)	$23,702
Accrued liabilities	57,338	(3,352)	(2)	—		53,986
Current portion of long-term debt	10,457	—		—		10,457
Total current liabilities	97,558	(6,000)		(3,413)		88,145
Long-term debt	234,807	—		(147,990)	(4)	86,817
Other long-term liabilities	862	—		—		862
Total liabilities	333,227	(6,000)		(151,403)		175,824

Commitments and contingencies

Equity/(Deficit):
Preferred stock, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—		—		—
Common stock, $0.001 par value; 225,000 shares authorized; 107,898 shares issued	108	—		—		108
Additional paid-in capital	1,470,862	—		—		1,470,862
Accumulated deficit	(1,477,126)	132,463	(3)	(11,253)	(5)	(1,355,916)
Accumulated other comprehensive gain	312	—		—		312
Treasury stock, at cost, 793 shares	(4,843)	—		—		(4,843)
Total equity/(deficit)	(10,687)	132,463		(11,253)		110,523
Total liabilities and stockholders' equity/(deficit)	$322,540	$126,463		$(162,656)		$286,347

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2020

1.Represents the estimated net sales proceeds for XERMELO and related assets.

(in thousands)
Cash proceeds at settlement	$155,000
Cash value of inventory	3,989
Cash value of net assets acquired	23
Transaction costs	(3,704)
Net cash	$155,308

2.Represents the elimination of assets and liabilities associated with the XERMELO and related assets disposition.

3.Represents the estimated gain on sale of XERMELO and related assets.

4.Represents the repayment of $150 million of Term Notes, unpaid accrued interest and prepayment penalty and make-whole premium, using sales proceeds from the Transaction.

5.Represents the costs, including a prepayment penalty and make-whole premium, to early extinguish the Term Note debt in connection with the Transaction, assuming repayment occurred on June 30, 2020.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
For the Year Ended December 31, 2019

	As Reported	Disposition of XERMELO		Pro Forma
(in thousands, except par value)
Revenues:
Net product revenue	$32,331	$(32,331)	(1)	$—
Collaborative agreements	289,231	(3,220)	(1)	286,011
Royalties and other revenue	511	(324)	(1)	187
Total revenues	322,073	(35,875)		286,198
Operating expenses:
Cost sales	3,231	(3,231)	(1)	—
Research and development expenses	91,924	(7,926)	(1)	83,998
Selling, general and administrative expenses	56,835	(25,647)	(1)	31,188
Impairment loss on intangible asset	28,638	—		28,638
Total operating expenses	180,628	(36,804)		143,824
Income (loss) from operations	141,445	929		142,374
Interest expense	(20,676)	14,503	(2)	(6,173)
Interest and other income, net	3,350	—		3,350
Net income (loss) before taxes	124,119	15,432		139,551
Income tax benefit	6,014	—		6,014
Net income (loss)	$130,133	$15,432		$145,565

Net income (loss) per common share, basic	$1.23			$1.37

Net income (loss) per common share, diluted	$1.16			$1.29

Shares used in computing net income (loss) per common share, basic	106,218			106,218

Shares used in computing net income (loss) per common share, diluted	116,747			116,747

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
For the Six-Months Ended June 30, 2020

	As Reported	Disposition of XERMELO		Pro Forma
(in thousands, except par value)
Revenues:
Net product revenue	$16,862	$(16,862)	(1)	$—
Collaborative agreements	33	(33)	(1)	—
Royalties and other revenue	267	(195)	(1)	72
Total revenues	17,162	(17,090)		72
Operating expenses:
Cost sales	1,296	(1,296)	(1)	—
Research and development expenses	112,482	(6,440)	(1)	106,042
Selling, general and administrative expenses	28,801	(12,178)	(1)	16,623
Impairment loss on buildings	1,600	—		1,600
Total operating expenses	144,179	(19,914)		124,265
Loss from operations	(127,017)	2,824		(124,193)
Interest expense	(10,256)	7,231	(2)	(3,025)
Interest and other income, net	1,591	—		1,591
Net loss	$(135,682)	$10,055		$(125,627)

Net loss per common share, basic and diluted	$(1.27)			$(1.18)

Shares used in computing net loss per common share, basic and diluted	106,804			106,804

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated statements of Income (Loss)
For the Year Ended December 31, 2019 and the Six-Months Ended June 30, 2020

1.Represents the elimination of income and expenses associated with the Transaction.

2.Represents the elimination of the interest expense related to the Term Notes. In connection with the disposition, the Term Notes were repaid, which resulted in a loss on debt extinguishment of $11.3 million. The loss on debt extinguishment is not included in the Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss). The loss on extinguishment of debt is reflected in accumulated deficit in the Unaudited Pro Forma Condensed Consolidated Balance Sheet included herein.